EXHIBIT 99


FOR IMMEDIATE RELEASE                            COMPANY CONTACT:
                                                 R. BRUCE DEWEY
                                                 CEO AND PRESIDENT
                                                 (770) 644-6700


Simione Central Holdings, Inc. Announces an Update to its Nasdaq Listing Status.

     Atlanta, GA (June 14, 2000) Simione Central Holdings, Inc. (NASDAQ:SCHI) announced today that it has been transferred by Nasdaq effective as of June 7, 2000 from the Nasdaq National Market to the Nasdaq SmallCap Market.

     Simione also announced that in order to address Nasdaq concerns regarding the voting rights of Simione Central's Series B Preferred Stock held by Mestek, Inc., Simione Central has amended the Series B Preferred Stock to reduce Mestek's voting rights. In exchange for such reduction of Mestek's voting rights, Simione Central has issued a warrant to Mestek to purchase 490,396 shares of Simione Central Common Stock at an exercise price of $3.21 per share.

     As previously announced, in the first quarter of 2000, the Nasdaq staff determined that Simione Central should be delisted from Nasdaq due to the MCS merger and Simione Central's inability after the merger to satisfy the initial listing criteria. Simione Central appealed this decision, and Nasdaq held a hearing on this appeal on March 3, 2000. The Nasdaq Hearings Panel issued a written decision on June 2, 2000 regarding Simione Central's listing. As stated above, the Panel removed Simione Central from the Nasdaq National Market and transferred it to the Nasdaq SmallCap Market. The continued listing on the SmallCap Market was conditioned upon Simione Central's submission of a standard SmallCap listing application package and Nasdaq's receipt on or before June 13, 2000 of executed documents relating both to the warrant issued to Mestek described above and the proposed investment by John E. Reed, a Simione Central director and the chief executive officer of Mestek, of up to $7 million in Simione Central, on terms previously announced, which conditions have been satisfied. The continued Nasdaq listing is also conditioned on Simione Central's ongoing compliance with the minimum bid price requirements of the Nasdaq SmallCap Market. The Nasdaq staff has not raised objections to the terms of the financing with Mr. Reed and the issuance of the warrant to Mestek, based on its review of their summary of terms, but it has reserved the right of the Nasdaq Review Council to review the decision of the Hearings Panel through July 17, 2000.

Simione Central provides information systems, process improvement solutions and consulting services to over 2,500 customers. Simione Central provides freestanding, hospital-based and multi-office home health care providers (including certified, private duty, staffing, HME, IV therapy, and hospice) complete information solutions that address all aspects of home care operations, especially the improvement of clinical process, operational workflow and financial management. With offices nationwide, the company is headquartered in Atlanta, Georgia. With the recently completed merger with MestaMed (MCS), Simione Central is the most experienced HME management information systems vendor in the alternate site marketplace.


INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS RELATED TO THE MCS/SIMIONE MERGER THAT WAS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) ON FORM S-4, TOGETHER WITH ANY AMENDMENTS TO IT, AS IT CONTAINS IMPORTANT INFORMATION. MATTERS DEALING WITH THE LISTING OF SIMIONE CENTRAL'S STOCK AND THE PROPOSED REVERSE STOCK SPLIT ARE DISCUSSED AT PAGES 19 TO 20 AND PAGES 181 TO 188 OF THE JOINT PROXY STATEMENT/PROSPECTUS. INVESTORS CAN OBTAIN THIS AND ANY OTHER SIMIONE CENTRAL DOCUMENTS FILED WITH THE SEC WITHOUT CHARGE AT THE INTERNET WEB SITE OF THE SEC (WWW.SEC.GOV). OTHER FILINGS MADE BY SIMIONE ON FORMS 10-K, 10-Q AND 8-K MAY BE OBTAINED FOR FREE FROM THE SIMIONE CENTRAL CORPORATE SECRETARY'S OFFICE AT (770) 644-6700.

Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Simione Central's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause Simione Central's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, variability in quarterly operating results, the possible unavailability of capital resources adequate for Simione Central to fulfill its business objectives, customer concentration, product acceptance, long sales cycles, long and varying delivery cycles, Simione Central's dependence on business partners, emerging technological standards, risks associated with acquisitions, risks associated with the Year 2000 problem and risk factors detailed from time to time in Simione Central's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.